EXHIBIT 99.1

To	Northrop Grumman Corporation Directors and Executive Officers	From	Office of the Secretary

Subject	Notice of Blackout Period and Suspension of Trading by Northrop Grumman Corporation Directors and Executive Officers	Date	November 3, 2006

Copies		Ref

From 4:00 p.m. EST on December 20 through December 31, 2006, you will be prohibited from purchasing, selling or otherwise acquiring, transferring or exercising Northrop Grumman Corporation Common Stock or related equity securities, such as options, if you acquired such security in connection with your service to or employment with Northrop Grumman Corporation. As explained in more detail below, this prohibition is imposed by Section 306 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder by the Securities and Exchange Commission commonly referred to as Regulation BTR (Blackout Trading Restriction).

Section 306(a) of the Sarbanes-Oxley Act prohibits directors and executive officers of an issuer from trading in the issuer’s equity securities during any period during which employees are unable to purchase or sell issuer equity securities held in 401(k) or similar plans. This period is commonly referred to as a “blackout period.” A blackout period is usually imposed for administrative reasons such as changes in plan record keepers, introduction of new investment alternatives or business combinations.

The Northrop Grumman Savings Plan (the “Plan”) is changing its record keeper from Affiliated Computer Services to Hewitt Associates. As a result of this change, from 4:00 p.m. EST on December 20 through December 31, 2006, the record keepers require certain Plan activity to cease so that assets and account balances may be properly transferred. During this blackout period, Plan participants will be unable to change current investment elections, reallocate account balances, obtain loans, obtain distributions from the Plan (including hardship withdrawals), or change future contribution rates. Under these circumstances, because Northrop Grumman Corporation common stock is an investment option under the Plan, pursuant to Section 306 of the Sarbanes-Oxley Act of 2002, directors and executive officers are prohibited from trading in Northrop Grumman Corporation common stock or related equity securities acquired in connection with service to or employment with Northrop Grumman Corporation.

Please note the following:

•	“Equity securities” is defined broadly to include Northrop Grumman Corporation’s common stock, options, and other derivatives.

•	Covered transactions are not limited to those involving your direct ownership, but include any transaction in which you have a pecuniary interest (for example, transactions by your immediate family members living in your household).

•	Among other things, these rules prohibit exercising options granted to you in connection with your services as a director or executive officer, selling Northrop Grumman Corporation stock acquired pursuant to such options, and selling Northrop Grumman Corporation stock originally received as a restricted stock grant or as a distribution of shares resulting from restricted performance stock rights.

•	Exemptions from these rules generally apply for purchases or sales under Rule 10b-5(1) plans, dividend reinvestment plans, sales required by law, and certain other “automatic” transactions.

•	There is a presumption that any transactions in Company securities are related to your services as an executive officer or director, unless you can identify the source of the shares as not related to these services and show that you used the same identification for all related purposes, such as tax reporting and disclosure requirements.

•	In all events, you are prohibited by Company policy from trading in Northrop Grumman common stock or related equity securities during this period because it will not fall within a Window Period (defined as the period specified in a notice from the Corporate Vice President and Secretary that generally begins on the third business day following the date of release of the quarterly or annual statements of earnings and ends on the thirtieth calendar day following such date).

These rules apply in addition to the trading restrictions under the Northrop Grumman Corporation’s Corporate Policy A11 “Insider Trading” and Corporate Procedure A307 “Securities Trading Restrictions.” If you engage in a transaction that violates these rules, you may be required to disgorge your profits from the transaction, and you may be subject to civil and criminal penalties. Please contact John H. Mullan (310-201-3081) or Kathleen M. Salmas (310-201-3495) if you have any questions about your trading restrictions.

If you have any other questions, please feel free to contact Debbie Catsavas at 310-201-3181 or at 1840 Century Park East, Los Angeles, California 90067.

/s/ John H. Mullan
John H. Mullan
Corporate Vice President and
Secretary